Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED FINANCIAL STATEMENTS OF CF HOLDINGS

The following unaudited pro forma condensed combined consolidated financial statements, (the “pro forma financial statements”) have been derived from the historical consolidated financial statements of CF Industries Holdings, Inc. (“CF Holdings,” “we” or “our”) and Terra Industries Inc. (“Terra”). Pursuant to an Agreement and Plan of Merger (“merger agreement”), dated as of March 12, 2010, by and among CF Holdings, Composite Merger Corporation (“merger sub”), an indirect, wholly-owned subsidiary of CF Holdings, and Terra, CF Holdings will acquire 100% of the equity interests of Terra, with such acquisition being effected first through the completion on April 5, 2010 of an exchange offer (the “exchange offer”) by merger sub to exchange each of the issued and outstanding shares of common stock, without par value (“Terra common stock”), of Terra for (i) $37.15 in cash and (ii) 0.0953 shares (“exchange ratio”) of the common stock (“CF Holdings common stock”), par value $0.01 per share, of CF Holdings (together with the associated preferred stock purchase rights), followed by the merger of merger sub with and into Terra (the “merger”).  In the merger, each outstanding share of Terra common stock not tendered and purchased in the exchange offer will be converted into the right to receive the same consideration that was paid in the exchange offer.  Pursuant to the merger, Terra will become an indirect, wholly-owned subsidiary of CF Holdings.

For purposes of the pro forma financial statements, the acquisition of Terra is accounted for by applying the acquisition method under Accounting Standards Codification (“ASC”) Topic 805—Business Combinations, as outlined in the accompanying notes to the pro forma financial statements (the “pro forma notes”).

The transactions reflected on the pro forma financial statements include (i) the exchange of each outstanding share of Terra common stock for 0.0953 shares of CF Holdings common stock and $37.15 in cash, (ii) the vesting of all of Terra’s unvested restricted stock and the exchange of such restricted stock for CF Holdings common stock and cash, as described in (i) above, (iii) the vesting of all of Terra’s unvested phantom units, performance shares and phantom performance shares (collectively, “stock-based awards”) and the exchange of such stock-based awards for cash, and (iv) the conversion of Terra’s 4.25% Series A cumulative convertible perpetual preferred shares (“Terra preferred stock”) into Terra common stock and the exchange of such common stock for CF Holdings common stock and cash, as described in (i) above.

On October 27, 2009, Terra completed a cash tender offer and consent solicitation for its outstanding 7% senior notes due 2017. Terra purchased approximately $317.5 million aggregate principal amount of the Terra senior notes due 2017 in the tender offer. The approximately $12.5 million aggregate principal amount of the Terra senior notes due 2017 that Terra did not purchase in the tender offer remain outstanding and are redeemable at our option. Terra funded the purchase of Terra senior notes due 2017 in the tender offer with the proceeds from the offering of its 7.75% senior notes due 2019, which will be redeemed in connection with the acquisition of Terra.

The pro forma financial statements have been derived from the application of pro forma adjustments to the audited financial statements as of and for the year ended December 31, 2009 included, in the case of CF Holdings, in CF Holdings’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 25, 2010 and, in the case of Terra, as Exhibit 99.1 to CF Holdings’ Current Report on Form 8-K/A filed with the SEC on April 12, 2010.

The accompanying unaudited pro forma condensed combined consolidated balance sheet as of December 31, 2009 (the “pro forma balance sheet”) is presented on a pro forma basis to give effect to the acquisition of Terra and the related transactions and the redemption of Terra’s outstanding 7.75% senior notes due 2019, as if such transactions had occurred on December 31, 2009.

The accompanying unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2009 (the “pro forma statement of operations”) is presented on a pro forma basis to give effect to the acquisition of Terra and the related transactions, and the redemption of Terra’s outstanding 7.75% senior notes due 2019, as if such transactions had occurred on January 1, 2009.

The unaudited pro forma adjustments are based on certain assumptions that CF Holdings believes are reasonable, which are described in the pro forma notes. Pro forma adjustments have been included only to the extent appropriate information is known, factually supportable, and reasonably available to CF Holdings.

CF Holdings has not completed detailed valuation analyses necessary to determine the fair market values of the Terra assets acquired and liabilities assumed and accordingly the pro forma financial statements do not include an allocation of the purchase price. Further, CF Holdings has not yet identified all of the adjustments which would result from conforming Terra’s critical accounting policies to those of CF Holdings or identified all other items, actions or events, including events that could occur upon a change in control of Terra, that could significantly change the purchase price, the purchase price allocation, or any of the assumptions that have been made in the preparation of the pro forma financial statements. As a result, we have characterized the amount by which the purchase price exceeds the reported book value of the assets acquired and liabilities assumed as excess purchase price, and have not allocated any amounts to reflect the fair market values of the assets acquired and liabilities assumed or considered any related income tax effects that could result from such allocation. In addition, we have not been able to ascertain the existence of additional liabilities that may need to be recorded on Terra’s opening balance sheet, or additional depreciation or amortization that may result from increased values in the tangible and intangible assets acquired from Terra, which will need to be identified and recorded at estimated fair market values, and the related income tax effects, as applicable, in completing the allocation of the purchase price. It is expected that an increase in the recorded book value of property, plant and equipment and equity investments and/or the identification of certain finite-lived intangible assets will occur under the provisions of ASC Topic 805 upon the completion of the detailed valuation analyses. Accordingly, actual results will differ from those reflected in the pro forma financial statements once we have determined the final purchase price for Terra, completed the valuation analyses necessary to finalize the required purchase price allocations and identified any necessary conforming accounting changes or other acquisition-related adjustments. There can be no assurance that such finalization will not result in material changes to the pro forma financial statements.

The pro forma financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of CF Holdings would have been had the acquisition of Terra occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or financial position. We expect the transaction to generate $105—$135 million in annual cost synergies by combining overlapping corporate functions, optimizing transportation and distribution systems, and through greater economies of scale in procurement and purchasing. However, the pro forma financial statements do not reflect any cost savings from operating efficiencies or synergies, or any expenditures related to restructuring actions to achieve cost savings. The effects of both cost savings and expenditures for restructuring could materially impact the pro forma financial statements.

For the year ended December 31, 2009, Terra incurred costs of $18.0 million related to responding to CF Holdings’ prior exchange offer and proposals to acquire Terra, which are reflected in the Terra column in the pro forma statement of operations for the year ended December 31, 2009. CF Holdings incurred net costs of $41.5 million associated with its prior exchange offer and proposals to acquire Terra, and with evaluating and responding to the proposal of Agrium Inc. (“Agrium”) to acquire CF Holdings, and CF Holdings’ recognized gains on the sale of Terra common stock, which net costs and gains are reflected in the CF Holdings column in the pro forma statement of operations for the year ended December 31, 2009. These transaction costs and CF Holdings’ gains on the sale of Terra common stock have not been eliminated from the pro forma statement of operations for the year ended December 31, 2009.

The pro forma financial statements should be read in conjunction with the pro forma notes and the separate historical consolidated financial statements and accompanying notes included, in the case of CF Holdings, in CF Holdings’ Annual Report on Form 10-K filed with the SEC on February 25, 2010 and, in the case of Terra, as Exhibit 99.1 to CF Holdings’ Current Report on Form 8-K/A filed with the SEC on April 12, 2010.

CF HOLDINGS AND TERRA

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET

As of December 31, 2009

(amounts in millions)

	CF Holdings (a)	Terra (a)	Reclassifications (b)	Acquisition-Related and Other Adjustments (j) (k)		Pro forma
Assets
Current assets:
Cash and cash equivalents	$697.1	$501.3		$(3,721.2)	(c)	$339.9
				(43.8)	(c)
				(123.0)	(h)
				3,597.0	(d)
				167.1	(e)
				185.0	(e)
				(11.2)	(j)
				(763.4)	(m)
				(145.0)	(h)
Short-term investments	185.0	—		(185.0)	(e)	—
Accounts receivable	167.4	100.2		—		267.6
Inventories	207.8	137.1		—		344.9
Prepaid income taxes	14.7	—		60.7	(l)	75.4
Other	11.1	87.7		—		98.8
Total current assets	1,283.1	826.3	—	(982.8)		1,126.6
Property, plant and equipment - net	793.8	456.7	$25.0	—		1,275.5
Deferred plant turnaround costs - net	—	25.0	(25.0)	—		—
Goodwill	0.9	—		—		0.9
Excess purchase price	—	—		4,540.0	(c)	4,540.0
Asset retirement obligation escrow account	36.5	—		—		36.5
Investments in and advances to unconsolidated affiliates	45.6	258.8		—		304.4
Investments in auction rate securities	133.9	—		—		133.9
Investment in marketable equity securities	160.2	—		(160.2)	(e)	—
Other assets	40.9	32.9		123.0	(d)	192.9
				(1.1)	(d)
				(14.0)	(m)
				11.2	(j)

Total assets	$2,494.9	$1,599.7	$—	$3,516.1		$7,610.7
Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$172.5	$87.9	$69.4	$(8.4)	(m)	$321.4
Income taxes payable	—	—	9.4	112.5	(c)	121.9
Customer advances	159.5	39.2		—		198.7
Deferred income taxes	52.6	—		—		52.6
Distributions payable to noncontrolling interest	92.1	—		—		92.1
Derivative hedge liabilities	—	0.3	0.9	—		1.2
Other	3.1	78.8	(79.7)	—		2.2
Total current liabilities	479.8	206.2	—	104.1		790.1

Long term debt	—	602.4		3,720.0	(d)	3,732.5
				(589.9)	(m)
				—
Notes payable	4.7	—		—		4.7
Deferred income taxes	68.3	76.8		(8.2)	(e)	136.9
Pension liabilities	—	27.5	(27.5)	—		—
Other noncurrent liabilities	197.2	101.2	27.5	—		325.9
Preferred stock	—	0.5		(0.5)	(c)	—
Equity:
Stockholders’ equity:
Common stock	0.5	152.8		0.1	(c)	0.6
				(152.8)	(c)
Additional paid-in capital	723.5	446.1		882.0	(c)	1,605.5
				(446.1)	(c)
Retained earnings	1,048.1	12.2		(12.2)	(c)	688.9
				28.3	(e)
				(1.1)	(d)
				(179.1)	(m)
				60.7	(l)
				(145.0)	(h)
				(123.0)	(h)
Accumulated other comprehensive loss	(43.2)	(120.4)		(13.2)	(e)	(56.4)
				120.4	(c)
Total stockholders’ equity	1,728.9	490.7	—	19.0		2,238.6
Noncontrolling interest	16.0	94.4		271.6	(c)	382.0
Total equity	1,744.9	585.1	—	290.6		2,620.6

Total liabilities and equity	$2,494.9	$1,599.7	$—	$3,516.1		$7,610.7

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements, which are an integral part of these statements.

CF HOLDINGS AND TERRA

UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2009

(amounts in millions, except per share data)

	CF Holdings (a)	Terra (a)	Acquisition-Related and Other Adjustments (j) (k)		Pro forma

Net sales	$2,608.4	$1,581.4	$—		$4,189.8
Cost of sales	1,769.0	1,195.2	—		2,964.2
Gross margin	839.4	386.2	—		1,225.6

Selling, general and administrative	62.9	67.1	—		130.0
Equity in earnings of unconsolidated affiliates		(17.7)	—		(17.7)
Other operating - net	96.7	18.0	—		114.7

Operating earnings	679.8	318.8	—		998.6

Interest expense	1.5	31.8	346.1	(d)	347.3
			(8.9)	(m)
			(23.2)	(f)
Interest income	(4.5)	(4.1)	5.8	(g)	(2.8)
Loss on early retirement of debt	—	53.5	(53.5)	(f)	—
Other non-operating - net	(12.8)	—	—		(12.8)

Earnings before income taxes and equity in earnings of unconsolidated affiliates	695.6	237.6	(266.3)		666.9

Income tax provision	246.0	74.3	(106.4)	(l)	213.9
Equity in earnings of unconsolidated affiliates - net of taxes	(1.1)	14.2	—		13.1

Net earnings from continuing operations	448.5	177.5	(159.9)		466.1

Less: Net earnings attributable to the noncontrolling interest	82.9	26.0	—		108.9

Net earnings attributable to common stockholders	$365.6	$151.5	$(159.9)		$357.2

Net earnings per share attributable to common stockholders (n)
Basic	$7.54	$1.53			$6.15
Diluted	$7.42	$1.52			$6.08

Weighted average common shares outstanding (n)
Basic	48.5	99.4			58.0
Diluted	49.2	100.0			58.7

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements, which are an integral part of these statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED FINANCIAL STATEMENTS OF CF HOLDINGS

a)                                      Basis of Presentation—The pro forma financial statements have been derived from historical consolidated financial statements of CF Holdings and Terra. The unaudited pro forma adjustments are based on certain assumptions that CF Holdings believes are reasonable, which are described herein. Pro forma adjustments have been included only to the extent appropriate information is known, factually supportable, and reasonably available to CF Holdings.

Differences in the accounting practices or policies applied by CF Holdings and Terra may exist that would materially impact the pro forma financial statements. CF Holdings believes that there may be differences in accounting practices or policies of CF Holdings and Terra related to, among other things, the use of hedge accounting or useful lives of depreciable assets. Because CF Holdings has not yet completed an analysis of the information which would enable the estimation of any differences which may result from CF Holdings’ and Terra’s application of differing accounting practices or policies, the extent of the adjustments that may be necessary is not known at this time and no pro forma adjustments have been recorded to conform accounting practices or policies.

The pro forma financial statements do not reflect any cost savings from operating efficiencies or synergies, or any expenditures related to restructuring actions to achieve cost savings. The effects of both cost savings and expenditures for restructuring could materially impact the pro forma financial statements. Costs incurred by Terra of $18.0 million and net costs incurred by CF Holdings of $41.5 million associated with CF Holdings’ prior exchange offer and proposals to acquire Terra, CF Holdings’ costs of evaluating and responding to Agrium’s proposed acquisition of CF Holdings and gains recognized by CF Holdings on the sale of Terra common stock have not been eliminated from the pro forma financial statements.

b)                                     Reclassification on the Pro Forma Balance Sheet—Certain financial statement line items included in CF Holdings’ and Terra’s historical presentation have been recast to conform the presentations of the companies, including a reclassification of CF Holdings’ derivative liabilities consistent with Terra’s presentation and reclassification of Terra’s deferred turnaround cost, accrued liabilities, income taxes payable and pension liabilities consistent with CF Holdings’ presentation. These reclassifications had no impact on the financial position, historical operating earnings or net earnings from continuing operations reported by CF Holdings or Terra. There may be additional differences in presentation applied by CF Holdings and Terra upon further review of Terra’s financial records that could materially impact the pro forma financial statements.

c)                                      Purchase Price—CF Holdings will acquire 100% of the outstanding shares of Terra common stock, including unvested restricted stock, for consideration consisting of 0.0953 shares of CF Holdings common stock and $37.15 in cash for each share of Terra common stock.

Based on the number of shares to be acquired and the closing price per share of CF Holdings common stock on April 1, 2010, the last trading day before consummation of the exchange offer, of $92.41 per share, the purchase consideration is estimated to be $4,647.1 million. This includes the consideration paid for Terra’s unvested restricted stock and unvested stock-based awards, each of which vested upon consummation of the exchange offer. Holders of the unvested restricted stock received the same consideration per share as other holders of Terra common stock as described above. Holders of unvested stock-based awards received cash payments in accordance with the merger agreement based on the number of shares of Terra common stock subject to such awards valued at $45.96 per share, which represents $37.15 per share plus 0.0953 times the average price of CF Holdings common stock for 10 consecutive trading days ending two days prior to April 5, 2010, the date of the acceptance of shares of Terra common stock for payment in the exchange offer.

CF Holdings utilized available Terra cash as a source of funding for the transaction. A portion of Terra’s available cash was held in a foreign Terra subsidiary. The pro forma financial statements assume the repatriation of the cash from that foreign Terra subsidiary to a domestic Terra subsidiary, resulting in income tax liabilities and additional excess purchase price of $112.5 million at December 31, 2009. However, once more information is known, CF Holdings ultimately may be able to take other actions to access this cash.

The amount by which the purchase price exceeds the book value of the net assets acquired as of December 31, 2009 is estimated to be $4,540.0 million, calculated as follows:

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED FINANCIAL STATEMENTS OF CF HOLDINGS (Continued)

December 31, 2009
(amounts in millions, except per share data)
Terra shares of common stock to be acquired	99.9
Terra shares of unvested restricted stock, which vested on April 5, 2010	0.2
Terra shares of common stock issued upon conversion of Terra preferred stock	0.1
Total Terra shares of common stock to be acquired	100.2
Exchange ratio	0.0953
Number of shares of CF Holdings common stock to be issued in exchange	9.5
Closing price of CF Holdings common stock	$92.41
Fair value of consideration of CF Holdings common stock to be issued in exchange	$882.1
Total Terra shares to be acquired	100.2
Cash consideration per share of Terra common stock	$37.15
Cash consideration to be paid	$3,721.2
Cash consideration to be paid on stock-based awards	$43.8
Total purchase price	$4,647.1

Terra’s noncontrolling interest represents third-party interest in the publicly held common units of Terra Nitrogen Company, L.P. (“TNCLP”). As part of acquisition accounting, noncontrolling interest is required to be recorded at fair value on the books of the acquirer. For the purposes of the pro forma financial statements, we have assumed that the fair value of the noncontrolling interest is equal to the market value of TNCLP’s common units closing price of $79.34 on April 1, 2010. The fair value of the noncontrolling interest as of December 31, 2009 of $366.0 million was calculated as follows:

December 31, 2009
(amounts in millions)
Closing price of TNCLP common units	$79.34
TNCLP common units held by third parties	4.6
Fair value of noncontrolling interest	$366.0
Terra recorded noncontrolling interest at December 31, 2009	94.4
Excess fair value of noncontrolling interest	$271.6

The following table sets forth the calculation of excess purchase price included in the pro forma balance sheet:

December 31, 2009
(amounts in millions)
Total purchase price	$4,647.1
Excess fair value of noncontrolling interest	271.6
Total to be allocated	4,918.7
Book value of net assets acquired at December 31, 2009	490.7
Reduction of Terra net assets for:
Recognition of tax liability for assumed repatriation action	(112.5)
Additional paid-in capital associated with the conversion of preferred stock to common stock (see note i)	0.5
Adjusted book value of net assets acquired	378.7
Excess purchase price	$4,540.0

As CF Holdings has not completed detailed valuation analyses necessary to arrive at the estimated fair market value of the Terra assets acquired and liabilities assumed and the related allocations of purchase price, we have characterized the amount by which the purchase price exceeds the reported book value of the assets acquired and liabilities assumed as excess purchase price, and have not allocated any amounts to reflect the fair market value of the assets acquired and liabilities assumed or considered any related income tax effects that could result from such allocation. CF Holdings has not yet completed the valuation analyses necessary to estimate the fair values of the net assets of Terra and TNCLP as of the closing date. CF Holdings will reduce the excess purchase price reflected in the

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED FINANCIAL STATEMENTS OF CF HOLDINGS (Continued)

pro forma balance sheet for the amounts allocated to the fair value of Terra’s net assets, including property, plant and equipment, equity investments and any identified intangible assets and record the related income tax effects, as applicable. In connection therewith, CF Holdings may identify additional charges to the pro forma statement of operations, for example, due to additional depreciation of property, plant and equipment or amortization of identified finite-lived intangible assets, or may identify additional tangible or intangible assets or liabilities that have not been included on the pro forma balance sheet.

d)                                     Financing—CF Holdings obtained senior bank financings of $4,050.0 million under new credit facilities from Morgan Stanley Senior Funding, Inc., Morgan Stanley Bank, N.A. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., consisting of a $2,000.0 million senior secured term loan facility (“Term Loan”), a $300.0 million senior secured revolving loan facility (“Revolver”) and a $1,750.0 million senior secured bridge loan facility (“Bridge Loan”), in connection with the financing of the exchange offer and the merger and related transactions.

We have assumed there will be no borrowings under the Revolver in connection with the transaction, so the unused commitment fee on the Revolver will be 0.75% of the total $300.0 million commitment. The Term Loan has a 5-year maturity, an effective interest rate of 5.3% and was issued with original issue discount of 1.5%. Principal amortization on the Term Loan is 1% annually. Interest rates may be increased or decreased in the circumstances described below, in addition to post-default rate increases of 2% per annum.

Borrowings under the Bridge Loan carry an initial interest rate equal to LIBOR plus a margin of 8.00% with the minimum LIBOR rate not less than 2.00%. The pro forma financial statements reflect that the interest rate on borrowings under the Bridge Loan is initially 10.0% and that, pursuant to the terms of the Bridge Loan, such interest rate will increase by 1.0% each 30 days, subject to an interest rate cap of 12.5%. Borrowings under the Bridge Loan will automatically convert to a 7-year extended term loan (from the date of the initial borrowing under the Bridge Loan) that accrues interest at the interest rate cap if not refinanced within 12 months of issuance. The Bridge Loan is assumed to remain outstanding for the full year.

The interest rates for the Term Loan, the Revolver and the Bridge Loan and the interest rate cap for the Bridge Loan may be increased in specific circumstances, provided that the weighted average interest rate for borrowings under the Term Loan, the Bridge Loan, the Revolver and Bridge Loan Replacement Debt (as defined below) may not exceed an agreed upon amount.  The applicable margin on the Term Loan and the Revolver may be decreased by 0.5% provided that the Bridge Loan is repaid and CF Holdings can successfully effect a public offering of shares of CF Holdings common stock by September 30, 2010.  In addition, the applicable margin and the commitment fee on the Revolver may be subsequently reduced should we meet specified leverage ratios.

At December 31, 2009, the pro forma balance sheet reflects the borrowing of $3,720.0 million which represents borrowings of $2,000.0 million under the Term Loan, net of $30.0 million of original issue discount, and $1,750.0 million under the Bridge Loan. Based on the maturity dates, the net amounts reflected on the pro forma balance sheet include the long-term borrowings of $3,720.0 million that are shown in long-term debt and an increase in other assets of $123.0 million reflecting the capitalization of debt issuance costs, resulting in an increase in cash of $3,597.0 million.  The pro forma balance sheet also reflects the write-off of $1.1 million of debt issuance costs associated with CF Holdings’ previous revolving credit facility.

The Bridge Loan may be refinanced or replaced with other debt financing (“Bridge Loan Replacement Debt”). The terms of any Bridge Loan Replacement Debt or any other refinancing or replacement of the Bridge Loan would be based on market conditions and rates at the time of such refinancing or replacement. There can be no assurance that such refinancing or replacement can be completed on terms that will be acceptable to us or at all or that, if such refinancing or replacement is consumated, it will be for the amount contemplated. Funding under the Bridge Loan Replacement Debt assuming an effective interest rate of 7.5% over a 10-year term would reduce annual interest expense by approximately $86.6 million.

Sensitivity to the impact on interest expense from changes in interest rates on the Term Loan and the Bridge Loan is provided below. The estimated incremental impact of interest expense, amortization of the discount, amortization of the debt issuance costs and certain commitment fees related to the new credit facilities on the pro forma statement of operations is $346.1 million for the year ended December 31, 2009. The following table sets forth the pro forma adjustments impacting the pro forma statement of operations:

Year ended December 31, 2009
(amounts in millions)
Interest expense on Term Loan	$105.7
Interest expense on Bridge Loan(1)	217.8
Amortization of debt issuance costs(2)	22.1
Incremental increase in CF Holdings’ commitment fee(3)	1.6
Elimination of Terra’s annual commitment fee(4)	(1.1)
Net impact on interest expense	$346.1

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED FINANCIAL STATEMENTS OF CF HOLDINGS (Continued)

(1)                                  The interest expense calculation for the Bridge Loan assumes that the Bridge Loan remains outstanding for the full year. If the Bridge Loan were replaced or refinanced with Bridge Loan Replacement Debt at an assumed 7.5% interest rate over a 10-year term, annual interest expense would be reduced by $86.6 million.

(2)                                  Amortization of debt issuance costs of the Term Loan and Revolver is on a straight-line basis over 5 years. Debt issuance costs for the Bridge Loan are amortized on a straight-line basis over 7 years.

(3)                                  CF Holdings’ incremental commitment fee reflects the new $300 million Revolver with an annual commitment fee rate of 0.75%, versus the current $250 million revolving credit facility with an annual commitment fee rate of 0.25%.

(4)                                  The elimination of Terra’s commitment fee includes elimination of $200 million of available credit with an annual effective commitment fee rate of 0.53%.

The table below illustrates the sensitivity of interest expense on the Term Loan and Bridge Loan from a range of changes in the underlying interest rates as follows:

	Change in Annual Pro Forma Interest Expense for Year ended December 31, 2009
	Dollar Change	% Change
	(amounts in millions)
100 basis points increase	$36.7	11.3%
50 basis points increase	18.4	5.7%
10 basis points increase	3.7	1.1%
10 basis points decrease	(1.7)	(0.5)%
50 basis points decrease	(8.4)	(2.6)%
100 basis points decrease	(17.0)	(5.2)%

CF Holdings plans to effect a public offering of shares of CF Holdings common stock in an amount equal to approximately $1.0 billion, net proceeds from which we expect would be used to reduce borrowings under the Bridge Loan. The number of shares to be issued in that offering would be determined based on CF Holdings’ share price and market conditions at the time of the offering. There can be no assurance that CF Holdings will be able to consummate the planned offering of common stock on terms that will be acceptable to us or at all or that, if such offering is consummated, it will be for the amount contemplated. The pro forma financial statements do not reflect the issuance of common stock or the use of the proceeds to repay a portion of either the Term Loan or the Bridge Loan. If the entire assumed net proceeds from the planned $1.0 billion common stock issuance were used to reduce borrowings under the Term Loan, annual interest expense would decrease by $51.0 million relative to the amount shown in the pro forma financial statements. Alternatively, application of all of such net proceeds to reduce borrowings under the Bridge Loan would reduce annual interest expense by $120.1 million relative to the amount shown in the pro forma financial statements.

e)                                      Investment in Terra Common Stock and Short-Term Investments—CF Holdings acquired 7.0 million shares of Terra common stock in the third quarter of 2009. The investment in Terra common stock was recorded as an available-for-sale investment, with all unrealized gains and losses recorded in other comprehensive income. In December 2009, CF Holdings sold approximately 2.0 million shares and recognized a pre-tax gain of $11.9 million. CF Holdings recognized in accumulated other comprehensive income an unrealized holding gain of $21.4 million on the remaining shares held as of December 31, 2009. In January 2010, CF Holdings sold the remaining 5.0 million shares of Terra common stock for $167.1 million and recognized a gain of $28.3 million. The sale of CF Holdings’ remaining equity interest in Terra resulted in an increase in cash of $167.1 million, elimination of investment in marketable equity securities of $160.2 million, elimination of the unrealized holding gains in accumulated other comprehensive income of $13.2 million (net of taxes), and recognition of a $28.3 million gain in retained earnings.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED FINANCIAL STATEMENTS OF CF HOLDINGS (Continued)

The $11.9 million pre-tax gain recognized in CF Holdings’ statement of operations for the year ended December 31, 2009 has not been eliminated from the pro forma statement of operations.

The pro forma balance sheet also includes an adjustment to reflect the sale of short-term investments of $185.0 million as of December 31, 2009.

f)                                        Terra Senior Notes Due 2017—On October 27, 2009, Terra completed a cash tender offer and consent solicitation for its outstanding 7% senior notes due 2017. At the close of the tender offer, Terra received tenders from holders of approximately $317.5 million aggregate principal amount of its senior notes due 2017, representing 96.2% of the then outstanding Terra senior notes due 2017. Approximately $12.5 million of the Terra senior notes due 2017 remained outstanding as of December 31, 2009. Terra funded the purchase of the tendered Terra senior notes due 2017 with the proceeds from the offering of its 7.75% senior notes due 2019 in October 2009. See note (m) in the pro forma notes. The loss on early retirement of debt is as follows:

Year ended December 31, 2009
(amounts in millions)
Tender premium	$48.8
Accelerated amortization of deferred financing fees	4.5
Estimated fees	0.2
Estimated loss on early retirement of debt	$53.5

The pro forma statement of operations for the year ended December 31, 2009 reflects the elimination of the $53.5 million loss on the early retirement of debt, an adjustment for the elimination of interest expense on the Terra senior notes due 2017 that were repurchased in the tender offer, and the elimination of the amortization of debt issuance costs associated with these notes. The following table illustrates the pro forma adjustments impacting the pro forma statement of operations for the year ended December 31, 2009:

Year ended December 31, 2009
(amounts in millions)
Elimination of interest expense on Terra senior notes due 2017(1)	$(18.2)
Elimination of amortization expense associated with debt issuance costs(2)	(5.0)
Total reduction of interest expense	$(23.2)

(1)                                  Interest expense assumes a 360-day interest basis on $317.5 million at an interest rate of 7%.

(2)                                  Amortization of debt issuance costs assumes $6.4 million of debt issuance costs amortized on a straight-line basis over ten years (the term of the Terra senior notes due 2017).

The pro forma financial statements reflect our expectation, based on currently available information and our analysis to date, that the remaining $12.5 million of outstanding Terra senior notes due 2017 will not be redeemed and will remain outstanding after the transactions.

g)                                     Interest Income—The pro forma statement of operations for the year ended December 31, 2009 reflects the reduction of interest income due to the use of cash and cash equivalents used to repay the Terra senior notes due 2019 and to fund the transaction. The following table illustrates the pro forma adjustments impacting the pro forma statement of operations for the year ended December 31, 2009:

Year ended December 31, 2009
(amounts in millions)
Assumed average cash and investment balance	$475.0
Annual interest income rate(1)	0.6%
Pro forma interest income	$2.8
CF Holdings and Terra combined historical interest income	8.6
Interest income lost	$5.8

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED FINANCIAL STATEMENTS OF CF HOLDINGS (Continued)

(1)           Annual interest rate has been calculated as CF Holdings’ and Terra’s combined interest income divided by CF Holdings’ and Terra’s combined average cash, cash equivalents and short-term investments balances for the period presented.

h)            Transaction Costs—For the year ended December 31, 2009, Terra incurred costs of $18.0 million related to responding to CF Holdings’ prior exchange offer and proposals to acquire Terra, which are reflected in the Terra column in the pro forma statement of operations for the year ended December 31, 2009. CF Holdings incurred net costs of $41.5 million associated with its prior exchange offer and proposals to acquire Terra and with evaluating and responding to Agrium’s proposed acquisition of CF Holdings and recognized gains on the sale of Terra common stock, which net costs and gains are reflected in the CF Holdings column in the pro forma statement of operations for the year ended December 31, 2009. These transaction costs and CF Holdings’ gains on the sale of Terra common stock have not been eliminated from the pro forma statement of operations for the year ended December 31, 2009.

Terra and Yara International ASA (“Yara”) agreed to a $123.0 million termination fee that was paid by CF Holdings (on Terra’s behalf) to Yara upon the termination of the merger agreement between Terra and Yara on March 12, 2010. The payment of the $123.0 million termination fee is reflected in the pro forma balance sheet as a decrease in both cash and retained earnings at December 31, 2009.

CF Holdings estimates that additional transaction expenses of approximately $145.0 million related to the transaction will be incurred, which will be reflected as expenses of the combined companies in the periods in which the expenses are incurred, but are not reflected in the pro forma statement of operations, as the expenses are non-recurring. Some of these costs may be deductible for income tax purposes. However, we have not made this determination yet and, accordingly, no income tax benefit has been assumed. The $145.0 million of estimated additional transaction expenses has been reflected in the pro forma balance sheet at December 31, 2009 as a reduction of cash and retained earnings.

i)              Conversion of Terra Preferred Stock—Terra preferred stock with a carrying value of $0.5 million was outstanding at December 31, 2009. On March 15, 2010, all Terra preferred stock converted to Terra common stock at a rate of 120.4819 shares of common stock per preferred share. Accordingly, we have reflected an adjustment in the pro forma balance sheet at December 31, 2009 to recognize the conversion of the preferred stock and to record additional paid-in capital of $0.5 million to reflect the issuance of 60,241 shares of Terra common stock. The conversion of the Terra preferred stock into Terra common stock and the exchange of such common stock for CF Holdings common stock are reflected in the pro forma financial statements.

j)             Compensation Arrangements—Several of Terra’s executive officers have entered into agreements with Terra that include severance and other arrangements that occur upon a change of control if Terra terminates the employment relationship, or if the respective executive terminates the employment relationship because the executive’s position with Terra has materially and negatively changed following a change in control (“without cause or for good reason”). On April 5, 2010, all of Terra’s unvested restricted stock vested due to the change in control and, in accordance with the merger agreement, was exchanged for cash and shares of CF Holdings common stock at the exchange ratio, and Terra’s stock-based awards vested due to the change in control and, in accordance with the merger agreement, were paid out in cash as described in note (c) in the pro forma notes. These awards were paid based on the number of Terra shares subject to such award valued at $45.96 per share.  This value was calculated as $37.15 per share plus 0.0953 times the average price of CF Holdings common stock for 10 consecutive trading days ending two days prior to April 5, 2010, the date of the acceptance in the exchange offer of shares of Terra common stock for payment.

In addition, payments of $20.8 million would need to be made to certain employees if those employees are terminated following a change in control. No decisions have been made regarding the evaluation of staffing or employment levels, the extent of any adjustment relating to change of control payments to these or any other executive officers or employees that may be necessary is not known and no pro forma adjustments have been recorded.

Under Terra’s 2010 Officers and Key Employees Annual Incentive Plan, upon a change in control, a participant that remains employed through December 31, 2010 will receive his or her full bonus under the plan calculated as the greater of (i) target performance and (ii) actual performance during the quarters completed through the effective time of the change of control. If the employee is terminated without cause or for good reason, the participant will be

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED FINANCIAL STATEMENTS OF CF HOLDINGS (Continued)

entitled to a prorated bonus through the participant’s termination date. Payments of $2.0 million would need to be made to the participants upon a change in control and termination without cause or for good reason.

On February 12, 2010, the board of directors of Terra approved the establishment of a “rabbi trust” (the “Trust”), which is intended to provide a source of funds to assist Terra in meeting its liabilities under its existing Excess Benefits Plan (the “SERP”). Pursuant to the terms of the Trust, within five days following a change in control, Terra was obligated to make an irrevocable contribution to the Trust in an amount such that the Trust would, immediately following such contribution, hold assets sufficient to pay each SERP participant or beneficiary his or her accrued benefits under the SERP as of the date of the change in control. On April 1, 2010, Terra contributed approximately $11.2 million to the Trust. The contribution to the Trust has been reflected in the pro forma balance sheet in the pro forma column as a reduction in cash and increase in other assets.

k)            Derivatives—Terra enters into derivative transactions related to foreign currency transactions, natural gas purchase transactions, and the selling price of nitrogen products. Terra accounts for certain of these derivatives as accounting hedges in accordance with ASC Topic 815—Derivatives and Hedging. In accordance with these rules, all other derivatives are recorded at fair value on Terra’s consolidated balance sheet. At December 31, 2009, Terra reported no margin deposits with derivative counterparties, assets related to derivative transactions of $9.1 million and liabilities related to derivative transactions of $0.3 million in its consolidated balance sheet.

CF Holdings will not continue to designate any of these derivatives as hedges under ASC Topic 815.  CF Holdings has not yet determined if the derivative hedge liability, or any other liability related to purchasing or hedging activities, will be accelerated by a change in control. Accordingly, there may be adjustments related to the evaluation of the hedging relationships or the payment of any liabilities related to purchasing or hedging that are impacted by a change in control that could materially impact the pro forma financial statements.

l)              Income Taxes—The income tax effects reflected in the pro forma adjustments are based on an estimated statutory tax rate of 40%. The pro forma balance sheet includes the following:

•      an adjustment of $60.7 million, which consists of an adjustment of $71.6 million that represents the estimated tax impact of the $179.1 million loss on the extinguishment of the Terra senior notes due 2019, an adjustment of $0.4 million that reflects the tax impact of the $1.1 million write-off of debt issuance costs associated with CF Industries’ previous revolving credit facility, and an offsetting adjustment of $11.3 million to reflect the tax impact of the $28.3 million gain recognized on the sale of Terra Industries Inc. common stock; and

•      an adjustment of $112.5 million to reflect income tax liabilities incurred on the assumed repatriation of cash from a foreign Terra subsidiary to a domestic Terra subsidiary. As discussed in note (c) in the pro forma notes, these tax liabilities would result in additional excess purchase price at December 31, 2009.

Additionally, CF Holdings has not completed a review of Terra’s deferred tax assets and liabilities, so there may be further adjustments that could materially impact the pro forma financial statements. We have characterized the entire amount by which the purchase price exceeds the reported book value of the assets acquired and liabilities assumed as excess purchase price, and no tax impact has been reflected on this adjustment.

m)           Redemption of Terra Senior Notes Due 2019—On October 26, 2009, Terra issued $600.0 million of senior notes due 2019. The Terra senior notes due 2019 have an interest rate of 7.75% per annum and were issued at a price equal to 98.298% of their face value. Net proceeds related to the Terra senior notes due 2019 offering were as follows:

Terra Senior Notes due 2019
(amounts in millions)
Face value	$600.0
Discount	(10.2)
Debt net of discount	589.8
Estimated fees	(14.4)
Net proceeds	$575.4

The pro forma financial statements reflect the redemption of 100% of the Terra senior notes due 2019 at a redemption price equal to 100% of the principal amount of the notes redeemed plus the applicable premium as of the applicable redemption date and accrued and unpaid interest. The applicable premium with respect to any senior note

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED FINANCIAL STATEMENTS OF CF HOLDINGS (Continued)

due 2019 on any redemption date is the greater of (1) 1% of the principal amount of such note and (2) the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of such note at November 1, 2014, plus (ii) all required interest payments due on such note through November 1, 2014 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the applicable treasury rate specified in the indenture governing the Terra senior notes due 2019) as of the redemption date plus 50 basis points; over (b) the then outstanding principal amount of such note.

Accordingly, the pro forma balance sheet at December 31, 2009 reflects the use of cash and cash equivalents for the redemption of the outstanding Terra senior notes due 2019. The following table illustrates the pro forma adjustments for the Terra senior notes due 2019 impacting the pro forma balance sheet at December 31, 2009:

Terra Senior Notes Due 2019
(amounts in millions)
Face value of Terra senior notes due 2019	$600.0
Applicable premium (1)	138.7
Total paid to debt holders	738.7
Book value of Terra senior notes due 2019	589.9
Loss on extinguishment of Terra senior notes due 2019 before taxes	(148.8)
Additional interest expense due at redemption (2)	(16.3)
Write-off of debt issuance costs associated with Terra senior notes due 2019	(14.0)
Total impact on retained earnings before taxes	$(179.1)

(1)           The premium was calculated based on the applicable treasury rate specified in the indenture governing the Terra senior notes due 2019 as of May 12, 2010, the assumed redemption date.

(2)           Additional interest expense represents interest expense for the period of January 1, 2010 through May 12, 2010, the assumed redemption date.

The $763.4 million payment to redeem the outstanding Terra senior notes due 2019 includes the $600.0 million face value, the $138.7 million premium, $8.4 million of accrued interest at December 31, 2009, and $16.3 million of additional interest expense for the period of January 1, 2010 through May 12, 2010, the assumed redemption date.

An adjustment to the pro forma statement of operations for the year ended December 31, 2009 has been reflected for the elimination of interest expense on the Terra senior notes due 2019 and the amortization of debt issuance costs associated with these notes. The following table illustrates the pro forma adjustments impacting the pro forma statement of operations:

Year ended December 31, 2009
(amounts in millions)
Elimination of interest expense on Terra senior notes due 2019(1)	$(8.5)
Elimination of amortization expense associated with debt issuance costs(2)	(0.4)
Total reduction of interest expense	$(8.9)

(1)           Interest expense assumes a 360-day interest basis on $600.0 million at an interest rate of 7.75%.

(2)           Amortization of debt issuance costs assumes $13.5 million of debt issuance costs associated with the Terra senior notes due 2019 and $0.8 million of debt issuance costs associated with refinancing Terra’s revolving credit facility, which are amortized on a straight-line basis over the term of the Terra senior notes due 2019 (ten years) and Terra’s revolving credit facility (three years), respectively.

n)            Net Earnings per Share Attributable to Common Stockholders—The unaudited pro forma consolidated net earnings per share attributable to common stockholders is calculated based on the exchange of all outstanding Terra common stock for CF Holdings common stock and cash. This exchange includes the conversion of Terra unvested restricted stock. The incremental number of common shares issued by CF Holdings in this exchange is 9.5 million. The

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED FINANCIAL STATEMENTS OF CF HOLDINGS (Continued)

calculation of pro forma net earnings per share attributable to CF Holdings for the year ended December 31, 2009 is summarized below:

Year ended December 31, 2009
(amounts in millions, except per share amounts)
Pro forma net earnings from continuing operations	$466.1
Net earnings attributable to noncontrolling interest in subsidiaries	(108.9)
Net earnings attributable to CF Holdings	$357.2
Basic:
CF Holdings weighted average common shares	48.5
Equivalent Terra common shares after exchange	9.5
Pro forma weighted average basic common shares	58.0
Diluted:
CF Holdings weighted average common shares	49.2
Equivalent Terra common shares after exchange	9.5
Pro forma weighted average diluted common shares	58.7
Basic net earnings per common share attributable to CF Holdings	$6.15
Diluted net earnings per common share attributable to CF Holdings	$6.08